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EXHIBIT 23.2


                     CONSENT OF GORDON, HUGHES & BANKS, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the reference to our firm under the caption "Experts" in the
Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Allis-Chalmers Energy Inc. and to the inclusion therein of our report dated March 3, 2004, except as to Note 20, which is June 10, 2004, and Notes 17 and 21, which is February 10, 2005, with respect to the consolidated financial statements of Allis-Chalmers Energy Inc. as of December 31, 2003, and for each of the two years ended December 31, 2003.

                                             /s/ GORDON, HUGHES & BANKS, LLP
                                             -------------------------------

Greenwood Village, Colorado
May 24, 2005